UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2017

Conagra Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300, Chicago, Illinois		60654
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 549-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 23, 2017, Conagra Brands, Inc. (the "Company") elected to exercise its optional redemption rights to redeem the entire outstanding (a) $224,795,000 aggregate principal amount of the Company’s 5.819% Senior Notes due 2017 (the "2017 Notes") and (b) $248,226,000 aggregate principal amount of the Company’s 7.000% Senior Notes due 2019 (the "2019 Notes" and, together with the 2017 Notes, the "Notes"), and The Bank of New York Mellon, as trustee under the indenture governing the Notes, issued redemption notices to registered holders of the Notes. The date fixed for the redemption of the Notes is February 22, 2017. The Notes will be redeemed at the applicable redemption prices calculated in accordance with the terms and conditions set forth in the indenture governing the Notes. The foregoing does not constitute a notice of redemption with respect to any of the Notes. The Company's previously disclosed capital allocation commitments for fiscal year 2017 remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conagra Brands, Inc.

January 23, 2017	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary